As filed with the Securities and Exchange Commission on November 16, 2012

Registration No. 333-180602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-0984624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

66 Field Point Road

Greenwich, Connecticut 06830

(203) 629-3722

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allison M. Fergus, Esq.

General Counsel and Secretary

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

(203) 629-3722

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Avrohom J. Kess, Esq.

Marisa D. Stavenas, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-180602) filed by Genesee & Wyoming Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) on April 5, 2012 (the “Prior Registration Statement”) pursuant to which the Registrant registered an indeterminate amount of its debt securities, preferred stock, par value $.01 per share, Class A Common Stock, par value $.01 per share, and warrants (collectively, the “Securities”) to be offered and sold by the Registrant from time to time.

On September 12, 2012, the Registrant filed a new Registration Statement on Form S-3 (333-183862) (the “New Registration Statement”). As a result of the Registrant’s filing of the New Registration Statement, the Registrant hereby amends, by means of this Post-Effective Amendment, the Prior Registration Statement to remove from registration all of the Securities previously registered with the Commission, but not yet sold under the Prior Registration Statement, and to terminate the effectiveness of the Prior Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on the 16th day of November 2012.

GENESEE & WYOMING INC.

By:	/s/ Allison M. Fergus
Name: Allison M. Fergus
Title: General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act.